EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495 (wireless)

UBIQUITEL REPORTS THIRD QUARTER 2005 RESULTS

CONSHOHOCKEN, Pa. — October 25, 2005 — UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint Nextel Corporation (NYSE: S), today reported financial and operating results for the quarter ended September 30, 2005.

Highlights for the 3rd Quarter 2005:

•                  Net income for the third quarter 2005 was $6.2 million, or $0.06 per diluted share, compared to $1.5 million, or $0.02 per diluted share, in the third quarter 2004.  In the third quarter 2005, the company incurred $1.7 million of expense associated with litigation against Sprint Nextel and $0.8 million for restructuring charges relating to its sales organization. Excluding these charges, net income was $8.7 million, or $0.09 per diluted share.

•                  Adjusted EBITDA in the third quarter 2005 grew 29% to approximately $29.9 million from the same period a year ago. Excluding the above charges, Adjusted EBITDA in the third quarter 2005 grew 40% to approximately $32.4 million from the same period a year ago.

•                  Service revenues in the third quarter 2005 grew 11% to approximately $105.0 million from the same period a year ago.

•                  Net subscriber additions for the quarter were approximately 10,700, bringing total subscribers, excluding resellers, to approximately 434,300. Churn was 2.6% in the third quarter 2005 compared to 2.9% in the third quarter 2004.

“Excluding Sprint Nextel litigation expense and restructuring charges, our Adjusted EBITDA margin grew to 31% compared to 29% in the second quarter 2005 and 25% in the third quarter 2004,” said Donald A. Harris, chairman and CEO of UbiquiTel Inc. “During the third quarter 2005, we completed a restructuring of our sales organization and re-focused our marketing towards our fastest growing segments, markets and products.  We expect our new plans to pay dividends in the fourth quarter in terms of improved subscriber growth and lower CPGA.”

Total revenues were approximately $108.8 million for the third quarter 2005, comprised of $71.7 million of subscriber revenues, $33.3 million of roaming and wholesale revenues and $3.8 million of equipment revenues.  Subscriber revenues increased 10% from the third quarter 2004. Roaming and wholesale revenues increased 15% over the same period.  Operating income grew 36% to $16.4 million in the third quarter 2005.

Conference Call to be held October 26th at 11:00 a.m. ET

UbiquiTel’s management will conduct a conference call on Wednesday, October 26, at 11:00 a.m., Eastern Time, to discuss its results for the quarter ended September 30, 2005 and 2005 guidance.  Investors and interested parties may listen to the call via a live webcast accessible through the company’s website, www.ubiquitelpcs.com.  To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The call may be accessed by dialing (866) 770-7125 (domestic) or (617) 213-8066 (international), passcode:  86212774.  The webcast will be archived on the site, while a telephone replay of the call will be available for 7 days beginning at 1:00 p.m., Eastern Time, October 26, at 888-286-8010 or 617-801-6888, passcode: 40004342.

SUMMARY OF QUARTERLY OPERATING AND FINANCIAL METRICS:

	Q3 2005	Q2 2005	Q3 2004
			(Restated)

Net additions	10,700	14,600	17,500
Churn	2.6%	2.3%	2.9%
Ending subscribers	434,300	423,600	383,400
Penetration-Covered POPs	5.2%	5.1%	4.9%
Reseller subscribers	127,100	120,600	78,200
ARPU	$56	$56	$58
CPGA	$493*	$517	$488
CCPU	$42**	$40	$42
Adjusted EBITDA	$29.9 million***	$29.2 million	$23.2 million
Capital expenditures	$7.7 million	$20.1 million	$2.1 million
Free cash flow	$5.8 million	$4.4 million	$9.8 million
Covered POPs	8.3 million	8.3 million	7.9 million
Minutes of use per subscriber	1,003	1,009	910
System minutes	1,544 million	1,491 million	1,235 million
Reseller minutes	93 million	90 million	65 million
Roaming minutes-Inbound	361 million	334 million	321 million
Roaming minutes-Outbound	201 million	192 million	176 million
Roaming inbound to outbound ratio	1.8 to 1	1.7 to 1	1.8 to 1

*       Includes $19 per gross add, or $0.8 million, for restructuring charges.

**     Includes $2 per user, or $1.7 million, of expense associated with litigation against Sprint Nextel.

***   Includes $2.5 million for restructuring charges and Sprint Nextel litigation expense.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.8 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana, Kentucky and Tennessee.

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect industry measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The reconciliation of the non-GAAP financial measures with comparable measures under GAAP and the determination of non-financial metrics used in this release are included in an attachment to this release.  Because the company does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.  The non-financial metrics and non-GAAP financial measures used in this release include the following:

Churn is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30 day returns, by the beginning customer base for the period.

ARPU is average revenue per user and summarizes the average monthly service revenue per customer, excluding roaming and wholesale revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.  The company believes ARPU is a useful measure to assist in evaluating the company’s past and forecasting its future subscriber revenue. In addition, it provides a gauge to compare the company’s subscriber revenue to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is computed by adding the statement of operations components of selling and marketing and the cost of products sold, and reducing that amount by the equipment revenue recorded. The net result of these components is then divided by the gross customers acquired during the period.  The company believes CPGA is a useful measure used to compare the company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of cost of products sold net of the equipment revenues earned is critical to the company’s understanding of how much it costs the company to acquire a new customer.

CCPU is cash cost per user and summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer.  CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses by the average subscribers for the period.  The company’s calculation of CCPU excludes depreciation, amortization and accretion expenses. The company believes CCPU is a useful measure used to compare the company’s cash cost of operations per customer to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

Adjusted EBITDA represents net income (loss) before income tax expense, gain on debt retirements, interest expense, interest income, depreciation, amortization and accretion and non-cash compensation expense. The company believes Adjusted EBITDA is an important operating measure for comparability to other wireless companies and it is not intended to represent the results of the company’s operations in accordance with GAAP. Adjusted EBITDA should not be considered as a substitute for net income, income from operations, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Additionally, the company’s Adjusted EBITDA computation may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by service revenues.

Free cash flow summarizes the cash flow from operating activities and capital expenditures and is computed by adding net cash provided by operating activities, capital expenditures and proceeds from disposal of equipment. The company believes free cash flow is an important measure of liquidity to meet the company’s debt service requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the impact of the Sprint-Nextel merger on UbiquiTel’s affiliation with Sprint as well as Sprint’s competitiveness in the wireless industry; the outcome of UbiquiTel’s, and any other PCS affiliate of Sprint’s, litigation with Sprint concerning the Sprint-Nextel merger; changes in Sprint’s affiliation strategy as a result of the Sprint-Nextel merger or any other merger involving Sprint Nextel; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming and wholesale revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

-Financial Tables Follow-

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	September 30, 2005	December 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$96,420	$91,781
Accounts receivable, net of allowance for doubtful accounts of $3,300 and $3,358 at September 30, 2005 and December 31, 2004, respectively	24,695	22,609
Inventory, net	3,068	4,025
Prepaid expenses and other assets	18,862	17,680
Total current assets	143,045	136,095
PROPERTY AND EQUIPMENT, NET	247,944	243,679
CONSTRUCTION IN PROGRESS	5,280	1,867
DEFERRED FINANCING COSTS, NET	9,627	10,868
GOODWILL	38,138	38,138
INTANGIBLES, NET	61,337	64,565
OTHER LONG-TERM ASSETS	2,189	2,595
Total assets	$507,560	$497,807
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$235	$223
Accounts payable	6,641	3,124
Accrued expenses	15,447	18,824
Accrued compensation and benefits	4,054	4,591
Interest payable	3,456	13,825
Taxes payable	3,016	2,672
Deferred revenue	12,509	12,274
Other	2,258	1,501
Total current liabilities	47,616	57,034

LONG-TERM LIABILITIES, EXCLUDING CURRENT MATURITIES	423,568	423,893
OTHER LONG-TERM LIABILITIES	13,838	11,462
Total long-term liabilities	437,406	435,355
Total liabilities	485,022	492,389
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 94,047 and 93,016 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	47	46
Additional paid-in-capital	307,879	303,830
Accumulated deficit	(285,388)	(298,458)
Total stockholders’ equity	22,538	5,418
Total liabilities and stockholders’ equity	$507,560	$497,807

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
REVENUES:

Subscriber revenue	$71,645	$65,334	$208,432	$183,880
Roaming and wholesale revenue	33,338	29,094	94,557	73,475
Service revenue	104,983	94,428	302,989	257,355
Equipment revenue	3,780	3,320	11,898	10,384
Total revenues	108,763	97,748	314,887	267,739

COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation, amortization and accretion as shown separately below)	47,536	43,346	136,781	124,515
Cost of products sold	7,752	10,340	28,059	28,473
Selling and marketing	17,442	17,132	50,253	49,961
General and administrative	6,163	3,697	16,104	12,591
Non-cash compensation	310	(226)	1,392	—
Depreciation, amortization and accretion	13,140	11,369	38,175	38,004
Total costs and expenses	92,343	85,658	270,764	253,544

OPERATING INCOME	16,420	12,090	44,123	14,195
INTEREST INCOME	847	207	1,992	482
INTEREST EXPENSE	(10,845)	(10,453)	(32,644)	(29,253)
GAIN ON DEBT RETIREMENT	—	—	40	1,109
INCOME (LOSS) BEFORE INCOME TAXES	6,422	1,844	13,511	(13,467)
INCOME TAX EXPENSE	(188)	(325)	(441)	(477)
NET INCOME (LOSS)	$6,234	$1,519	$13,070	$(13,944)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.07	$0.02	$0.14	$(0.15)
DILUTED	$0.06	$0.02	$0.13	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	93,759	92,812	93,396	92,703
DILUTED	99,374	96,825	98,935	92,703

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2005	2004
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13,070	$(13,944)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	1,333	1,073
Amortization of debt discount	(93)	811
Amortization of intangible assets	3,228	3,228
Depreciation and accretion	34,947	34,776
Interest accrued on discount notes	—	9,253
Non-cash compensation from stock options granted to employees	1,392	—
Deferred income taxes	197	231
(Gain) loss on disposal of equipment	(286)	119
Gain on debt retirement	(40)	(1,109)
Changes in operating assets and liabilities exclusive of capital expenditures, net	(13,691)	837
Net cash provided by operating activities	40,057	35,275

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(37,809)	(18,522)
Proceeds from disposal of equipment	5	—
Net cash used in investing activities	(37,804)	(18,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 9.875% senior notes	—	265,302
Repayments under senior secured credit facility	—	(230,000)
Repayment of 14% Series B senior discount notes	—	(12,478)
Purchase of 14% senior discount notes	(14)	(15,872)
Financing costs	(92)	(8,296)
Change in book cash overdraft	—	(5,671)
Proceeds from issuance of common stock	323	176
Proceeds from exercise of stock options and warrants	2,384	133
Repayment of other long-term debt	(166)	(234)
Repurchase of common stock	(49)	—
Net cash provided by (used in) financing activities	2,386	(6,940)

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,639	9,813
CASH AND CASH EQUIVALENTS, beginning of period	91,781	57,225
CASH AND CASH EQUIVALENTS, end of period	$96,420	$67,038

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$41,757	$17,553
Cash paid for taxes	257	27

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITY:
Network equipment acquired but not yet paid	$4,866	$—

UbiquiTel Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures and Determination of Non-Financial Metrics

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
ADJUSTED EBITDA:

Net income (loss)	$6,234,000	$1,519,000	$13,070,000	$(13,944,000)
Income tax expense	188,000	325,000	441,000	477,000
Gain on debt retirement	—	—	(40,000)	(1,109,000)
Interest expense	10,845,000	10,453,000	32,644,000	29,253,000
Interest income	(847,000)	(207,000)	(1,992,000)	(482,000)
Depreciation, amortization and accretion	13,140,000	11,369,000	38,175,000	38,004,000
Non-cash compensation	310,000	(226,000)	1,392,000	—
Adjusted EBITDA	29,870,000	23,233,000	83,690,000	52,199,000
Sprint Nextel litigation expense and restructuring charges	2,552,000	—	2,552,000	—
Adjusted EBITDA excluding Sprint Nextel litigation expense and restructuring charges	$32,422,000	$23,233,000	$86,242,000	$52,199,000

AVERAGE REVENUE PER USER (ARPU):
Subscriber revenues	$71,645,000	$65,334,000	$208,432,000	$183,880,000

Average subscribers	428,970	374,895	416,500	357,030

ARPU	$56	$58	$56	$57

CASH COST PER USER (CCPU):
Cost of service and operations	$47,536,000	$43,346,000	$136,781,000	$124,515,000
Add: General and administrative	6,163,000	3,697,000	16,104,000	12,591,000
Total cash costs	53,699,000	47,043,000	152,885,000	137,106,000
Sprint Nextel litigation expense	(1,726,000)	—	(1,726,000)	—
Total cash costs excluding Sprint Nextel litigation expense	$51,973,000	$47,043,000	$151,159,000	$137,106,000

Average subscribers	428,970	374,895	416,500	357,030

CCPU	$42	$42	$41	$43
Sprint Nextel litigation expense	(2)	—	(1)	—
CCPU excluding Sprint Nextel litigation expense	$40	$42	$40	$43

COST PER GROSS ADDITION (CPGA):
Selling and marketing	$17,442,000	$17,132,000	$50,253,000	$49,961,000
Add: Cost of products sold	7,752,000	10,340,000	28,059,000	28,473,000
Less: Equipment revenue	(3,780,000)	(3,320,000)	(11,898,000)	(10,384,000)
Total cost of gross additions	21,414,000	24,152,000	66,414,000	68,050,000
Restructuring charges	(826,000)	—	(826,000)	—
Cost of gross additions excluding restructuring charges	$20,588,000	$24,152,000	$65,588,000	$68,050,000

Gross additions	43,500	49,500	132,300	147,800

CPGA	$493	$488	$502	$460
Restructuring charges	(19)	—	(6)	—
CPGA excluding restructuring charges	$474	$488	$496	$460

FREE CASH FLOW:
Net cash provided by operating activities	$13,450,000	$11,950,000	$40,057,000	$35,275,000
Capital expenditures	(7,691,000)	(2,117,000)	(37,809,000)	(18,522,000)
Proceeds from disposal of equipment	5,000	—	5,000	—
Free cash flow	$5,764,000	$9,833,000	$2,253,000	$16,753,000